UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2004

CHARLES RIVER ASSOCIATES INCORPORATED

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                     Entry into a Material Definitive Agreement.

Pursuant to Section 15.02(i) of the Indenture dated June 21, 2004 between Charles River Associates Incorporated (“CRA”) and U.S. Bank National Association (“U.S. Bank”) governing CRA’s 2.875% convertible senior subordinated debentures due 2034 (the “Debentures”), on December 14, 2004, CRA irrevocably elected to settle with cash 100% of the principal amount of the Debentures upon conversion thereof.  CRA maintains the right to satisfy any conversion obligation to the extent it exceeds the principal amount of the Debentures converted in shares of CRA common stock (or cash in lieu of fractional shares).

A copy of the election notice delivered to U.S. Bank pursuant to Section 15.02(i) of the Indenture is filed herewith as Exhibit 4.1 and incorporated by reference herein.

A copy of the press release, dated December 15, 2004, announcing CRA’s election to satisfy in cash 100% of the principal amount of the Debentures upon conversion thereof is filed herewith as Exhibit 99.1 and incorporated by reference herein.

ITEM 3.03                                     Material Modification to Rights of Security Holders.

The disclosure contained in Item 1.01 to this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01                                     Financial Statements and Exhibits.

(c)                               The following exhibits are filed with this report:

Exhibit Number	Description
4.1	Election Notice delivered to U.S. Bank pursuant to Section 15.02(i) of the Indenture.

99.1	Press Release dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER ASSOCIATES INCORPORATED

	By:	/s/ J. Phillip Cooper
J. Phillip Cooper
Executive Vice President, Chief Financial Officer, and Treasurer

Date: December 15, 2004

EXHIBIT INDEX

Exhibit Number	Description
4.1	Election Notice delivered to U.S. Bank pursuant to Section 15.02(i) of the Indenture.

99.1	Press Release dated December 15, 2004.